UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 5, 2013

Trulia, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35650	20-2958261
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 New Montgomery Street, Suite 300

San Francisco, California 94105

(Address of principal executive offices, including zip code)

(415) 648-4358

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2013 Base Salary and Incentive Compensation Target

On March 5, 2013, the Compensation Committee of the Board of Directors (the “Committee”) of Trulia, Inc. (the “Company”) approved annual base salary increases and 2013 incentive compensation targets for our named executive officers, effective January 28, 2013, as set forth in the chart below. In making these adjustments, the Committee considered the subjective factors described in “Executive Compensation Philosophy and Objectives” in our Annual Report on Form 10-K for the year ended December 31, 2012, the peer group benchmarking analysis performed by our compensation consultant, internal compensation parity, as well as the contributions expected from, and, responsibilities of each named executive officer. The following table sets forth information regarding the base salary approved for 2013 along with the annual incentive compensation target for each named executive officer.

Named Executive Officer	Title	Base Salary Approved for 2013	2013 Annual Incentive Compensation Target
Peter Flint	Chief Executive Officer	$350,000	$200,000
Sean Aggarwal	Chief Financial Officer	300,000	100,000
Paul Levine	Chief Operating Officer	300,000	100,000
Daniele Farnedi	Chief Technology Officer	260,000	50,000
Scott Darling	Vice President, General Counsel, and Corporate Secretary	260,000	50,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRULIA, INC.

By:	/s/ Peter Flint
Peter Flint Chief Executive Officer

Date: March 7, 2013